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                                   AMENDMENT,
                             DATED FEBRUARY 25, 2000
                                       TO
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                              DATED MARCH 16, 1998,
                                   AS AMENDED

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                                  AMENDMENT TO

                               RYDEX SERIES TRUST

                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

The following Amendment is made to Exhibit A of the Distribution and Shareholder Services Plan of Rydex Series Trust, and is hereby incorporated into and made part of the Distribution and Shareholder Services Plan (the "Plan"):

         Exhibit A of the Plan is amended, effective February 25, 2000, to read as follows:

                                    EXHIBIT A

                       RYDEX SERIES TRUST - ADVISOR CLASS
                    DISTRIBUTION AND SHAREHOLDER SERVICE FEES

RYDEX FUNDS - ADVISOR CLASS

         Rydex U.S. Government Bond Fund
         Rydex U.S. Government Money Market Fund
         The Nova Fund
         The Ursa Fund
         URSA II FUND
         The Juno Fund
         Rydex OTC Fund
         Banking Fund Basic Materials Fund
         Biotechnology Fund
         Consumer Products Fund
         Electronics Fund Energy Fund
         Energy Services Fund
         Financial Services Fund
         Health Care Fund
         INTERNET FUND
         Leisure Fund
         Precious Metals Fund
         Retailing Fund
         Technology Fund
         Telecommunications Fund
         Transportation Fund
         UTILITIES FUND

DISTRIBUTION AND SHAREHOLDER SERVICE FEES

         Distribution Services...................Twenty-Five basis points (.25%)


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         Shareholder Services....................Twenty-Five basis points (.25%)

CALCULATION OF FEES

         Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.